                                                                    EXHIBIT 99.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER OF PRICE
                           COMMUNICATIONS CORPORATION

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Price Communications Corporation (the "Company"), hereby certifies, to the best of his or her knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Periodic Report") accompanying this certification fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.


                                          Price Communications Corporation
                                          --------------------------------
                                          Registrant


Date: May 14, 2003                 /s/ ROBERT PRICE
                                  -----------------
                                          Robert Price
                                          Chief Executive Officer


Date: May 14, 2003                 /s/ KIM PRESSMAN
                                  -----------------
                                          Kim Pressman
                                          Chief Financial Officer